UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01. Other Events.
Public Offering of Common Stock
     On June 21, 2007, Whiting Petroleum Corporation (referred to as “we,” “us,” or “our”) issued a press release announcing that we have commenced a public offering of 5,000,000 shares of our common stock. We will also grant the underwriters for the offering an option to purchase up to an additional 750,000 shares to cover over-allotments, if any. The shares are being offered pursuant to an effective shelf registration statement that we previously filed with the U.S. Securities and Exchange Commission. We are filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.
Capital Expenditure Update
     We have increased our budget for development and exploration expenditures in 2007 from $400.0 million to $450.0 million. The increase related to approximately $22.0 million of additional non-operated drilling activity and our decision to include in the announced budget amount almost $28.0 million of previously budgeted exploration expenditures that are recorded as a line item of expense in our consolidated statement of income. In addition, we intend to accelerate drilling in our Boies Ranch and Jimmy Gulch prospect areas in the Piceance Basin and our Robinson Lake prospect area in the Williston Basin, two exploratory areas where initial drilling results have been encouraging. We expect net capital investment in drilling and completion of wells and construction of processing facilities in these areas during the remainder of 2007 through 2009 to total $335.8 million. We anticipate funding this investment with net proceeds from the offering described above as well as the incremental cash flows generated by these capital investments. We estimate our net capital investment in these areas in 2007 and 2008 will be $209.3 million. Our $450.0 million budget for development and exploration expenditures in 2007 excludes our planned capital investment in these areas.
Planned and Potential Asset Dispositions
     We have entered into a definitive agreement with an undisclosed private buyer to sell our approximate 50% non-operated working interest in several gas fields located in LaSalle and Webb Counties, Texas. These South Texas fields produce primarily from the Olmos Formation. The purchase price for the sale is $40.1 million with an effective date of July 1, 2007, and the sale is expected to close in mid July 2007. Estimated proved reserves as of December 31, 2006, adjusted to the July 1, 2007 effective date, were 13.5 billion cubic feet equivalent (Bcfe), or 2.3 million barrels of oil equivalent (MMBOE), resulting in a sale price of $2.97 per thousand cubic feet equivalent (Mcfe). Our March 2007 average daily production from these fields was 4,470 Mcfe per day. We have also identified additional non-core properties, which had an average lease operating expense per barrel of oil equivalent (BOE) of $25.93 in 2006, that we plan to sell through auctions during 2007. These properties had estimated proved reserves of 1.1 MMBOE as of December 31, 2006, adjusted to an October 1, 2007 effective date. Our March 2007 average daily production from these properties was 473 BOE per day. The South Texas and additional non-core property sales combined represent approximately 1.4% of our proved reserves as of December 31, 2006 and 3.1% of our March 2007 average daily production.
     We are also evaluating and engaged in discussions with respect to the potential sale of economic interests in other non-core properties, although we have not made a decision on whether to do so or the form that any such transaction would take. Our intention is to monetize the value of some of our predominantly proved developed producing properties with this potential sale. These property interests had estimated reserves of up to 8.6 MMBOE as of December 31, 2006, adjusted to an August 1, 2007 effective date. These properties represent up to 3.5% of our proved reserves as of December 31, 2006 and 9.5%, or 3,738 BOE per day, of our March 2007 average daily production.
     We expect to use the net proceeds from these asset sales to repay debt under our credit agreement. We cannot provide any assurance that we will be able to complete any of these asset sales.
Special Note Regarding Forward-Looking Statements
     This Form 8-K contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this Form 8-K, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include:
•	declines in oil or gas prices;

•	our level of success in exploitation, exploration, development and production activities;

•	adverse weather conditions that may negatively impact development or production activities;

•	the timing of our exploration and development expenditures, including our ability to obtain drilling rigs;

•	our ability to obtain external capital to finance acquisitions;

•	our ability to identify and complete acquisitions and to successfully integrate acquired businesses, including our ability to realize cost savings from completed acquisitions;

•	unforeseen underperformance of or liabilities associated with acquired properties;

•	our ability to successfully complete our planned and potential asset dispositions;

•	inaccuracies of our reserve estimates or our assumptions underlying them;

•	failure of our properties to yield oil or gas in commercially viable quantities;

•	uninsured or underinsured losses resulting from our oil and gas operations;

•	our inability to access oil and gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing our oil and gas operations;

•	risks related to our level of indebtedness and periodic redeterminations of our borrowing base under our credit agreement;

•	our ability to replace our oil and gas reserves;

•	any loss of our senior management or technical personnel;

•	competition in the oil and gas industry in the regions in which we operate;

•	risks arising out of our hedging transactions; and

•	other risks described under the caption “Risk Factors” in our prospectus supplement, dated June 21, 2007.
     We assume no obligation, and disclaim any duty, to update the forward-looking statements in this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits:
          (99.1) Press Release of Whiting Petroleum Corporation dated June 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: June 21, 2007	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(99.1)	Press Release of Whiting Petroleum Corporation dated June 21, 2007.